SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             DEVELOPING GROWTH SECURITIES

(AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

_                                     _
                             |        ______________________  |
FORMULA:                     |       |                        |
                             |  /\ n |                    ERV           |
                    T  =     |    \  |      -------------      |  - 1
                             |     \ |            P            |
                             |      \|                        |
                             |_                              _|

                   T = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                     (A)
  $1,000          ERV AS OF              NUMBER OF               AVERAGE ANNUAL
INVESTED - P      30-Sep-95              YEARS - n               TOTAL RETURN - T
-----------       ----------             -----------             -----------------
30-Sep-94         $1,418.70                    1                      41.87%
30-Sep-90         $3,054.00                    5                      25.02%
30-Sep-85         $3,613.80                    9                      13.71%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
(NON STANDARD COMPUTATIONS)

                              _                                     _
                             |        ______________________  |
FORMULA:                     |       |                        |
                             |  /\ n |                    EV            |
                    t  =     |    \  |      -------------      |  - 1
                             |     \ |            P            |
                             |      \|                        |
                             |_                              _|

                                 EV
                   TR  =     ----------    - 1
                                  P

            t = AVERAGE ANNUAL TOTAL RETURN
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
            n = NUMBER OF YEARS
           EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
            P = INITIAL INVESTMENT
           TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                     (C)                           (B)
$1,000           EV AS OF            TOTAL            NUMBER OF     AVERAGE ANNUAL
INVESTED - P     30-Sep-95           RETURN - TR      YEARS - n     TOTAL RETURN - t
-----------      ---------           -----------      ----------    -----------------
30-Sep-94        $1,468.70              46.87%             1          46.87%
30-Sep-90        $3,074.00             207.40%             5          25.18%
30-Sep-85        $3,613.80              261.38%          10.00        13.71%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


$10,000          TOTAL             (D)   GROWTH OF         (E)   GROWTH OF            (F)   GROWTH OF
INVESTED - P     RETURN - TR       $10,000 INVESTMENT - G  $50,000 INVESTMENT - G     $100,000 INVESTMENT - G
-----------     -----------        ----------------------  ----------------------     -------------------
29-Apr-83         188.73              $28,873                      $144,365                 $288,730